As filed with the Securities and Exchange Commission on February 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Capstone Turbine Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-4180883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21211 Nordhoff Street

Chatsworth, California  91311

(818) 734-5300

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Edward I. Reich

Executive Vice President, Chief Financial Officer and Secretary

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, California  91311

(818) 734-5300

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:

J. Chase Cole, Esq.

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee  37219

(615) 244-6380

Approximate date of commencement of proposed sale to the public:  As soon as practicable and from time to time after the effective date of this Registration Statement as determined by Capstone Turbine Corporation based on market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-156459

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value per share, Common Stock Warrants and related Preferred Stock purchase rights (2)	$13,688,005	(1)(3)	—	(1)	$13,688,005	(1)(3)(4)(6)	$1568.65	(5)

(1)

Pursuant to General Instruction II. D. of Form S-3 under the Securities Act, the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per unit and the proposed maximum offering price. Securities sold hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)

This registration statement also relates to rights to purchase shares of the registrant’s Preferred Stock (the “Rights”) which are issuable pursuant to the registrant’s stockholder rights plan. Until the occurrence of certain prescribed events, the Rights are not exercisable and will be transferable along with and only with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.

(3)

The amount to be registered consists of up to $13,688,005 of such indeterminate number of common stock warrants and such indeterminate number of shares of common stock as may from time to time be issued hereunder at indeterminate prices and such indeterminate number of shares of common stock as may from time to time be issued upon exercise of any common stock warrants registered hereunder, including under any applicable anti-dilution provisions.

(4)	Estimated solely for purposes of calculating the registration fee.
(5)

Calculated pursuant to Rule 457(o) under the Securities Act. The Company hereby certifies to the Securities and Exchange Commission (the “SEC”) that (i) it has instructed its bank to pay to the SEC the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the SEC’s account at U.S. Bank as soon as practicable (but no later than the close of business on February 29, 2012), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than February 29, 2012.

(6)

The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-3 is being filed by Capstone Turbine Corporation (the “Company”) pursuant to Rule 462(b) and General Instruction IV of Form S-3, as promulgated under the Securities Act of 1933, as amended. The contents of the Company’s Registration Statement on Form S-3 (File No. 333-156459), filed by the Company with the Securities and Exchange Commission, which was declared effective on February 4, 2009, is incorporated by reference into, and shall be deemed part of, this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.                 Exhibits.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-156459 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description of Document

5	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on February 28, 2012.

CAPSTONE TURBINE CORPORATION

By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Darren R. Jamison and Edward I. Reich, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto each said attorney-in-fact and agent, acting individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren R. Jamison *	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2012
Darren R. Jamison

/s/ Edward I. Reich	Vice President of Finance and Chief Accounting Officer	February 28, 2012
Edward I. Reich

/s/ Jayme L. Brooks *	Chief Accounting Officer (Principal Accounting Officer)	February 28, 2012
Jayme L. Brooks

/s/ Gary D. Simon *	Chairman of the Board of Directors	February 28, 2012
Gary D. Simon

/s/ Richard K. Atkinson *	Director	February 28, 2012
Richard K. Atkinson

/s/ John V. Jaggers *	Director	February 28, 2012
John V. Jaggers

/s/ Noam Lotan *	Director	February 28, 2012
Noam Lotan

/s/ Gary J. Mayo *	Director	February 28, 2012
Gary J. Mayo

/s/ Eliot G. Protsch *	Director	February 28, 2012
Eliot G. Protsch

/s/ Holly A. Van Deursen *	Director	February 28, 2012
Holly A. Van Deursen

/s/ Darrell J. Wilk *	Director	February 28, 2012
Darrell J. Wilk

*pursuant to power of attorney

By:

/s/ Edward I. Reich
Edward I. Reich
Attorney-in-fact

EXHIBIT INDEX

The following exhibits are filed with this registration statement:

Exhibit Number	Description of Document

5	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page)